Exhibit 10.13

CONTRIBUTION AGREEMENT

by and between

BONANZA CREEK ENERGY COMPANY, LLC,

and

BONANZA CREEK ENERGY, INC.

December 23, 2010

i

ii

EXHIBITS

Exhibit A	—	Amended and Restated Certificate of Incorporation

Exhibit B	—	Amended and Restated Bylaws

Exhibit C	—	Form of Holmes Contribution Agreement

Exhibit D	—	Shareholders Agreement

Exhibit E	—	Management Incentive Plan

DISCLOSURE SCHEDULES

Schedule 6.4		—	Officers and Directors

v

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of December 23, 2010 (this “Contribution Agreement”), is by and between Bonanza Creek Energy Company, LLC, a Delaware limited liability company (“BCEC”) and Bonanza Creek Energy, Inc., a Delaware corporation (“NEWCO”).

W I T N E S S E T H:

WHEREAS, BCEC currently owns 100% of the outstanding membership interests (“BCEOC Membership Interests”) of Bonanza Creek Energy Operating Company, LLC (“BCEOC”);

WHEREAS, BCEC has agreed to transfer and contribute to NEWCO all of the outstanding BCEOC Membership Interests in exchange for shares of NEWCO Class A Common Stock (defined herein);

WHEREAS, prior to the BCEC’s contribution of the BCEOC Membership Interests, BCEC will assign to BCEOC, and BCEOC will assume primarily liability for, certain indebtedness of BCEC;

WHEREAS, pursuant to that certain WFC Investment Agreement (defined herein) of even date herewith between NEWCO and certain investors set forth on the signature pages thereof, the investors will invest $265 million into NEWCO in exchange for NEWCO Class A Common Stock (“WFC Contribution”);

WHEREAS, in addition to and simultaneous with the foregoing contributions, NEWCO also will acquire the outstanding equity of Holmes Eastern Company, LLC from its equity owners (“Holmes Contribution”);

WHEREAS, the parties intend for the foregoing transfers to qualify under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, in connection with the closing of the transactions set forth in this Contribution Agreement, NEWCO also will (i) adopt the Management Incentive Plan (defined herein), and (ii) the holders of NEWCO Class A Common Stock will enter into the Shareholders Agreement (defined herein).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Contribution Agreement referred to below:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as in effect on the date of this Contribution Agreement.

“Amended and Restated Bylaws” means that certain form of Amended and Restated Bylaws of NEWCO set forth on Exhibit B.

“Amended and Restated Certificate of Incorporation” means that certain form of Amended and Restated Certificate of Incorporation of NEWCO set forth on Exhibit A.

“BCEC” has the meaning set forth in the introductory paragraph hereto.

“BCEC Board” means the board of managers of BCEC.

“BCEOC” has the meaning set forth in the recitals hereto.

“BCEOC Membership Interests” has the meaning set forth in the recitals hereto.

“Business Day” means any day other than a Saturday, a Sunday or any other day when banks are not open for business generally in the State of New York.

“Closing” has the meaning set forth in Section 3.1 hereto.

“Closing Date” has the meaning set forth in Section 3.1 hereto.

“Code” has the meaning set forth in the recitals hereto.

“Commission” means the U.S. Securities and Exchange Commission.

“Contribution Agreement” has the meaning set forth in the introductory paragraph hereto.

“Effective Time” means the date and time of the closing of the WFC Contribution.

“Governmental Authorities” means the federal, state, county, city and political subdivisions in which any property of NEWCO or BCEC, respectively, is located or which exercises jurisdiction over any such property or entity, and any agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over any such property or entity.

“Holmes Contribution” has the meaning set forth in the recitals hereto.

“Holmes Contribution Agreement” means that certain acquisition agreement between NEWCO and the equity owners of Holmes Eastern Company, LLC dated December 23, 2010, the form of which is attached as Exhibit C hereto.

“Law” means any federal, state, local or foreign law, statute, rule, ordinance, code or regulation.

“LLC Agreement” means that certain Bonanza Creek Energy Operating Company, LLC Operating Agreement dated May 4, 2006.

“Management Incentive Plan” has the meaning set forth in Section 6.7.

“Material Adverse Effect” means a material adverse effect on the business, operations, prospects, properties (including intangible properties), assets, operating results or condition (financial or otherwise) liabilities or reserves of NEWCO and BCEC, taken as a whole; provided, however, that a general deterioration in the economy or changes in oil and gas prices or other changes affecting the oil and gas industry generally shall not be deemed to be a Material Adverse Effect.

“NEWCO” has the meaning set forth in the introductory paragraph hereto.

“NEWCO Board” means the board of directors of NEWCO.

“NEWCO Class A Common Stock” means the Class A common stock of NEWCO, par value $0.001 per share.

“NEWCO Class B Common Stock” means the Class B common stock of NEWCO, par value $0.001 per share.

“Order” means any order, judgment, injunction, ruling, writ, award, decree, statute, Law, ordinance, rule or regulation.

“Person” means an individual, corporation, partnership (limited or general), limited liability company, trust, joint stock company, Governmental Authority, unincorporated association or other legal entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders Agreement” means that certain shareholders agreement, in substantially the form as Exhibit D, to be executed and delivered by the holders of Class A Common Stock.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, each entity as to which such Person (either alone or through or together with any other Subsidiary) (i) owns beneficially or of record or has the power to vote or control, 50% or more of the voting securities of such entity or of any class of equity interests of such entity the holders of which are ordinarily entitled to vote for the election of the members of the board of directors or other persons performing similar functions, (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member or owns a majority of the equity interests or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“WFC Contribution” has the meaning set forth in the recitals hereto.

“WFC Investment Agreement” means that certain agreement of even date herewith by and among NEWCO and the Purchasers defined therein and executing the signature pages thereto and covering the WFC Contribution.

ARTICLE II.
CONTRIBUTION TRANSACTION

2.1           Contribution of BCEOC Membership Interests to NEWCO.  Immediately prior to the Effective Time, BCEC shall contribute all of the BCEOC Membership Interests to NEWCO in exchange for 6,272,851 shares of NEWCO Class A Common Stock.

2.2           Issuance of New Certificates.  At the Effective Time, NEWCO shall issue to BCEC a certificate or certificates representing the number of shares of NEWCO Class A Common Stock to be issued to such Person pursuant to Sections 2.1.

2.3           Certificate Legends.  The certificates evidencing the NEWCO Class A Common Stock delivered pursuant to Section 2.2 shall bear a legend substantially in the form set forth below and containing such other information as NEWCO may deem necessary or appropriate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 23, 2010, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER AND CERTAIN OF THE ISSUER’S STOCKHOLDERS.  A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

2.4           Fractional Shares.  No fractional shares of NEWCO Class A Common Stock or scrip shall be issued as a result of the transactions contemplated herein.  Any fractional share of NEWCO Class A Common Stock which would otherwise be issuable as a result of such transactions shall be rounded up to the nearest whole share.

2.5           Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such taxes and fees incurred in connection with the contribution transaction contemplated by Article II of this Contribution Agreement shall be borne by NEWCO.

2.6           Compliance with Provisions in LLC Agreement.  Pursuant to Section 18 of the LLC Agreement, no member of BCEOC may sell, assign or transfer its membership interest unless such sale, assignment or transfer is in compliance with applicable federal and state securities laws and is consented to unanimously by all other members of BCEOC.  Because BCEC is the sole member of BCEOC and based on the representations set forth herein, the parties hereto agree that the contribution described in Section 2.1 is in compliance with Section 18 of the LLC Agreement.

ARTICLE III.
CLOSING

3.1           Time and Place.  The closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Mayer Brown LLP located 1675 Broadway, New York, New York 10019 at 10:00 a.m., local time, immediately prior to the Effective Time; provided that all of the conditions contained in Article VII have been satisfied or waived, or at such other place or time as the parties hereto may mutually agree.  The date of the Closing is referred to herein as the “Closing Date.”

3.2           Deliveries at Closing.  Subject to the provisions of Article VII hereof, at the Closing there shall be delivered the certificates and other documents required to be delivered pursuant to Article VII hereof.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BCEC

BCEC represents and warrants to NEWCO that the statements contained in this Article IV are correct and complete as of the date hereof.

4.1           Organization and Good Standing.  BCEC is a limited liability company, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to execute, deliver and perform its obligations under this Contribution Agreement and to consummate the transactions contemplated hereby.

4.2           Authority and Enforceability.  The execution and delivery by BCEC of this Contribution Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary company action and no other company proceedings are necessary to consummate the transactions contemplated hereby.  This Contribution Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation on BCEC, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors generally and by the availability of equitable remedies.

4.3           No Conflict; Required Filings and Consents.  The execution and delivery of this Contribution Agreement by BCEC, and the performance by BCEC of the transactions contemplated hereby or thereby will not violate, conflict with, require any consent under or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under any organizational document of BCEC or BCEOC, contract or other instrument or obligation to which BCEC or BCEOC is a party or violate any Law or Order of any Governmental Authority binding upon BCEC or BCEOC other than, in each case, where such failure, conflict, violation or breach would not have a material adverse effect on the ability of BCEC to consummate the transactions contemplated hereby.  No consent of or registration, declaration, or filing with any Governmental Authority is required by or with respect to BCEC in connection with the execution and delivery of this Contribution Agreement by BCEC or the consummation of the transactions contemplated hereby.

4.4           Ownership.  BCEC is the sole holder of record of and beneficial owner of all the BCEOC Membership Interests.  On the Closing Date, NEWCO will receive good and valid title to the BCEOC Membership Interests owned by BCEC, free and clear of all liens.

4.5           Accredited Investor.  BCEC is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.

4.6           Restricted Securities.  BCEC understands that the shares of NEWCO Class A Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of NEWCO Class A Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of NEWCO Class A Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this connection, BCEC represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  A legend indicating that the shares of NEWCO Class A Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the NEWCO Class A Common Stock pursuant to this Contribution Agreement or otherwise may be placed on any certificate(s) or other document delivered to BCEC or any substitute therefor, and any transfer agent of NEWCO may be instructed to require compliance therewith.

4.7           Investment Intent.  The NEWCO Class A Common Stock is being acquired for the own investment portfolio and account (and not on behalf of, and without the participation of, any other Person) of BCEC with the intent of holding the NEWCO Class A Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the NEWCO Class A Common Stock and not with a view to, or for resale in connection with, any distribution of the NEWCO Class A Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws; provided, however, nothing in the foregoing shall prevent BCEC from causing a distribution to its owners as approved by the BCEC Board in its discretion at any time after the Closing Date.  As of the Closing Date, BCEC does not have plans to transfer any of the NEWCO Class A Common Stock on a specified date or to a specified person.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF NEWCO

NEWCO represents and warrants to BCEC that the statements contained in this Article V are correct and complete as of the date hereof.

5.1           Organization and Power.  NEWCO is a corporation, validly existing and in good standing under the Laws of the State of Delaware, and is qualified and in good standing to transact business in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified would not have a Material Adverse Effect.  NEWCO has all requisite corporate power and authority to execute, deliver and perform its obligations under this Contribution Agreement and to consummate the transactions contemplated hereby.  NEWCO has heretofore delivered or made available to BCEC complete and correct copies of its certificate of incorporation and bylaws, each as amended to date.

5.2           Authorizations; Execution and Validity.  The execution and delivery of this Contribution Agreement by NEWCO, the performance of this Contribution Agreement by NEWCO and the consummation by NEWCO of the transactions contemplated hereby and thereby to be consummated by it, have been duly authorized by all necessary corporate action and no other corporate action on the part of NEWCO is necessary with respect thereto.  This Contribution Agreement has been duly executed and delivered by NEWCO and, when duly and validly executed and delivered, will constitute a valid and binding obligation of NEWCO and is enforceable against NEWCO in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors generally and by the availability of equitable remedies.

5.3           Capitalization.

(a)           As of the date hereof, the authorized capital stock of NEWCO consists solely of 1,000 shares of NEWCO common stock.  As of the date hereof, there are an aggregate of 100 shares of Common Stock issued and outstanding, all of which shares are owned of record and beneficially, by Bonanza Creek Energy Company, LLC.  Except as contemplated by the WFC Investment Agreement and in the Holmes’ Contribution Agreement, future issuances of equity or convertible debt in connection with financing transactions or acquisitions that the NEWCO Board reasonably determines to be in the best interests of NEWCO and its stockholders, and with respect to options, warrants, rights or other equity based awards issued as part of reasonable compensation plans approved by the NEWCO Board, as of the Closing Date, there shall be no outstanding options, subscriptions, warrants, calls, commitments, pre-emptive rights or other rights obligating NEWCO to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, or otherwise requiring NEWCO to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of NEWCO or any rights to participate in the equity or net income of NEWCO.  All of the issued shares of NEWCO’s capital stock were issued, and to the extent purchased or transferred, have been so purchased or transferred, in compliance with all applicable Laws, including federal and state securities Laws, and any preemptive rights and any other statutory or contractual rights of any NEWCO Stockholder.

(b)           NEWCO has no Subsidiaries.  NEWCO does not own, directly or indirectly, any capital of or other equity interest in or has any other investment in any other Person.

5.4           Consents.  Neither the execution and delivery by NEWCO of this Contribution Agreement nor the consummation or performance by NEWCO of the transactions contemplated by this Contribution Agreement to be consummated or performed by it will require prior to the Closing (on the part of NEWCO) any consent from, authorization or approval or other action by, notice to or declaration, filing or a registration with, any Governmental Authority or any other third party.

5.5           No Defaults or Conflicts.  Neither the execution and delivery by NEWCO of this Contribution Agreement nor the consummation or performance by NEWCO of the transactions contemplated by this Contribution Agreement to be consummated or performed by it (i) results or will result in any violation of the certificate of formation or company agreement of NEWCO; or (ii) subject to obtaining the required consent, if any, from NEWCO’s senior lender, if any, violates or conflicts with, or constitutes a breach of any of the terms or provisions of or a default under, or results in the creation or imposition of any lien upon any property or asset of NEWCO, the trigger of any charge, payment or requirement of consent, or the acceleration or increase of the maturity of any payment date under: any material contract to which NEWCO is a party or any applicable Law or Order to which NEWCO or any of its respective properties is subject, other than, in each case, where such failure, conflict or breach would not have a Material Adverse Effect.

5.6           Holmes Contribution Agreement.  NEWCO has executed and delivered the Holmes Contribution Agreement in substantially the same form as set forth on Exhibit C and is bound by the terms thereof.

ARTICLE VI.
COVENANTS

6.1           Ordinary Course of Business.  Except as otherwise contemplated herein or in connection with the WFC Investment Agreement, between the date of this Contribution Agreement and the earlier to occur of the Closing Date or the termination of this Contribution Agreement, BCEC will cause BCEOC to carry on its business diligently and in the ordinary and usual course and consistent with past practice, and, without limiting the generality of the foregoing, and will use commercially reasonable efforts to preserve its business organizations, keep available the services of their respective present executive officers and employees and preserve their respective present relationships with persons having business dealings with it.  Notwithstanding the foregoing, the parties agree that prior to the Closing, BCEC will assign to BCEOC certain of its indebtedness pursuant to a form of assignment mutually satisfactory to BCEC, BCEOC, and the lenders of such indebtedness.

6.2           Regulatory Matters.  Notwithstanding anything in this Contribution Agreement to the contrary, if any party hereto or any Affiliate thereof is required to make a filing under any such acts in connection with the transactions contemplated by this Contribution Agreement, such party agrees to make any filing in a timely manner and to use its commercially reasonable efforts to obtain any other regulatory approvals which may be required to consummate the transactions contemplated herein.  Additionally, the filing fees of such Person shall be borne by the party whose equity ownership gave rise to such filing obligation.

6.3           Commercially Reasonable Efforts.  Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions as contemplated by this

Contribution Agreement and to cooperate with NEWCO in connection with the foregoing, including NEWCO’s commercially reasonable efforts:

(a)           to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements and other instruments and obligations;

(b)           to obtain any material consents, approvals, authorizations and permits required to be obtained under any Law or Order;

(c)           to defend all lawsuits or other legal proceedings challenging this Contribution Agreement or the consummation of the transactions as contemplated hereby; and

(d)           to effect promptly all necessary filings and notifications and prompt submissions of information requested by Governmental Authorities.

6.4           Officers and Directors.  Immediately prior to the Effective Time, NEWCO and its sole owner shall cause the officers and directors set forth on Schedule 6.4 to be appointed and elected, as applicable, to hold the positions set forth opposite their names until their successors have been duly elected or appointed and qualified.

6.5           Access to Information.  From the date hereof to the Effective Time, each of BCEC and NEWCO shall afford the officers, employees and representatives of each, complete access at all reasonable times to its respective officers, employees, agents, properties, books and records, as applicable, and shall furnish the others all financial, operating and other data and information as may be reasonably requested.

6.6           Section 351.  For United States federal income tax purposes and any applicable state or local income tax purposes, the parties hereto recognize that the contributions described in Section 2.1, as well as the WFC Contribution and the Holmes Contribution, will be treated as contributions to NEWCO in exchange for shares of NEWCO Class A Common Stock to which Section 351(a) of the Code applies.  No party shall file any income tax return or otherwise take any position for income tax purposes that is inconsistent with such treatment unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code or the corresponding provision of state or local income tax Law.  Additionally, each party agrees to take no action which, alone or in combination with the actions of others, reasonably could prevent the transactions from qualifying for nonrecognition of gain or loss under Section 351(a) of the Code, including, without limitation, any prearranged sale or other disposition of NEWCO Class A Common Stock.

6.7           Management Incentive Plan.  The parties hereto agree to cause NEWCO to adopt a Management Incentive Plan, which will reserve for issuance a certain number of shares of NEWCO Class B Common Stock (the “Management Incentive Plan”), which form will be substantially in the same form as set forth as Exhibit E.

6.8           Amended and Restated Certificate of Incorporation and Bylaws.  Immediately prior to the Effective Time, NEWCO shall adopt an Amended and Restated Certificate of Incorporation substantially similar to the form attached as Exhibit A, and Amended and Restated Bylaws, substantially similar to the form attached as Exhibit B.

6.9           Further Assurances.  The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

ARTICLE VII.
CONDITIONS

7.1           Conditions to Obligations of Each Party.  Notwithstanding any other provision of this Contribution Agreement, the respective obligations of each party to effect the transactions contemplated by this Contribution Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)           no Order shall have been entered and remained in effect in any action or proceeding before any federal, foreign, state or provincial court or Governmental Authority or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein; and

(b)           all other approvals of Governmental Authorities and of non-governmental persons or entities shall have been obtained (i) the granting of which is necessary for the consummation of the transactions contemplated herein and (ii) the non-receipt of which will have a Material Adverse Effect.

7.2           Conditions to Obligations of NEWCO.  Notwithstanding any other provision of this Contribution Agreement, the obligations of NEWCO to effect the transactions contemplated by this Contribution Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)           the conditions set forth in Section 7.1;

(b)           the representations and warranties of BCEC contained in this Contribution Agreement shall be true and correct as of the Closing Date (or, if given as of a specific date, at and as of such date), except for such failures to be true which (i) have been cured prior to the Closing Date or (ii) do not, in the aggregate, constitute a Material Adverse Effect;

(c)           the contributions of BCEC pursuant to Section 2.1 and covenants of each of the parties hereto (other than NEWCO) to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed, except for such failures to comply or perform which do not, in the aggregate, constitute a Material Adverse Effect; and

(d)           assignment agreements and unit powers in form and substance reasonably acceptable to NEWCO evidencing the transfer of the BCEOC Membership Interests shall have been executed and delivered by BCEC.

7.3           Conditions to Obligations of BCEC.  Notwithstanding any other provision of this Contribution Agreement, the obligations of BCEC to effect the transactions contemplated by this Contribution Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)           the conditions set forth in Section 7.1;

(b)           the representations and warranties of NEWCO contained in this Contribution Agreement shall be true and correct as of the Closing Date (or, if given as of a specific date, at and as of such date), except for such failures to be true which (i) have been cured prior to the Closing Date or (ii) do not, in the aggregate, constitute a Material Adverse Effect;

(c)           the covenants of each of the parties hereto (other than BCEC) to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed, except for such failures to comply or perform which do not, in the aggregate, constitute a Material Adverse Effect;

(d)           NEWCO shall have entered into the WFC Investment Agreement and the transaction described therein shall be closing contemporaneously with the transaction described herein (subject to the statement of timing in Section 2.1);

(e)           the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, in substantially the same forms as set forth on Exhibits A and B, have been adopted by NEWCO;

(f)            the Management Incentive Plan has been adopted by NEWCO, and all NEWCO Class B Common Stock reserved thereunder shall have been issued or further reserved for further issuance by the NEWCO Board acting on recommendation from the chief executive officer of NEWCO;

(g)           the Holmes Contribution, pursuant to the Holmes Contribution Agreement, shall be closing contemporaneously with the Closing of the contribution described herein (subject to the statement of timing in Section 2.1);

(h)           the lenders of the BCEC indebtedness shall have consented to the assignment of such indebtedness to BCEOC and shall have agreed to the form of assignment and such assignments shall have been executed and delivered and the indebtedness shall have been effectively assigned to and assumed by BCEOC; and

(i)            the Shareholders Agreement, in substantially the same form as set forth on Exhibit D, has been executed and delivered by the other parties thereto.

ARTICLE VIII.
TERMINATION

8.1           Termination.  This Contribution Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time:

(a)           by any party if the conditions applicable to that party under Article VII have not been satisfied;

(b)           by any party hereto if the Closing shall not have occurred on or before December 31, 2010 (unless the Closing has not occurred as the result of a breach of the terms hereof by the party desiring to exercise the termination right), which date may be extended by mutual agreement of the parties hereto;

(c)           by any party hereto if a final unappealable Order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, consummation of this Contribution Agreement or the transactions contemplated in connection herewith shall have been entered;

(d)           with the written consent of all the parties hereto;

(e)           automatically following the termination or withdrawal of the WFC Contribution or the termination of the WFC Investment Agreement; or

(f)            by BCEC if (i) the NEWCO Board fails to approve the terms of the WFC Contribution or (ii) the BCEC Board fails to determine that the consummation of the WFC Contribution is in the best interests of BCEC.

8.2           Effect of Termination.  In the event of any termination of this Contribution Agreement pursuant to Section 8.1, the parties hereto shall have no obligation or liability to any other party hereto except the provisions of this Section 8.2 and Sections 8.3, 9.5, 9.6, 9.8, 9.9, and 9.10, hereof shall survive any such termination and, except as provided in this Section 8.2, all documents executed in connection with this Contribution Agreement shall be null and void.

8.3           Fees and Expenses.  All costs and expenses incurred by either party hereto in connection with this Contribution Agreement and the transactions contemplated hereby shall be borne and paid by NEWCO upon presentation of such costs and expenses.

ARTICLE IX.
MISCELLANEOUS

9.1           Waiver and Amendment.  Any provision of this Contribution Agreement may be waived at any time by the party that is entitled to the benefits thereof.  This Contribution Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto.

9.2           Nonsurvival of Representations and Warranties.  No representation and warranty made in this Contribution Agreement shall survive the Effective Time.  This Section 9.2 shall not limit the term of any covenant or agreement which by its terms contemplates performance after the Closing Date.

9.3           Assignment.  This Contribution Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, devisees and assigns.  Except as set forth in this Contribution Agreement, this Contribution Agreement shall not be assignable until after the Closing Date (except by inheritance or devise) by the parties hereto, except with the prior written consent of the other parties.

9.4           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person or by facsimile or electronic mail, receipt confirmed and  shall be deemed to have been duly given three (3) Business Days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to BCEC:

Bonanza Creek Energy Company, LLC

410 17th Street, Suite 1380

Denver, CO 80202

Fax:  720-279-2331

Attn:  Chief Executive Officer

with a copy to:

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, TX  77002

Fax:  713-654-1871

Attn:  Harry R. Beaudry

if to NEWCO:

410 17th Street, Suite 1380

Denver, CO 80202

Fax:  720-279-2331

Attn:  Chief Executive Officer

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

9.5           Governing Law.  This Contribution Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

9.6           Severability.  If any term or other provisions of this Contribution Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Contribution Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner material to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Contribution Agreement so as to effect the original intent of the parties as closely as possible.

9.7           Counterparts.  This Contribution Agreement may be executed in counterparts and by facsimile, each of which shall be an original document and all of which together shall constitute one and the same agreement.

9.8           Headings.  The section headings herein are for convenience only and are not intended to be part of or to affect the meaning or interpretation of the Contribution Agreement.

9.9           Enforcement of the Contribution Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to any injunction or injunctions to prevent breaches of this Contribution Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedies to which they are entitled at law or in equity.

9.10         Entire Agreement; Third Party Beneficiaries.  This Contribution Agreement, including the documents and information supplied in writing, and instruments referred to herein and the exhibits hereto, constitute the entire agreement and supersedes all other prior agreements, and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof.  This Contribution Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Contribution Agreement, including the documents and information supplied in writing, and instruments referred to herein, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Contribution Agreement, except that each of the Holmes Members (as that term is defined in the Holmes Contribution Agreement attached hereto as Exhibit C) are express and intended third-party beneficiaries of the (x) representations and warranties made by BCEC in Section 4.7 (Investment Intent) hereof and (y) covenants made by the parties hereto in Section 6.6 (Section 351) hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused it to be duly executed as of the date first above written.

NEWCO:

BONANZA CREEK ENERGY, INC.

By:	/s/ Michael R. Starzer
Michael R. Starzer, President

BCEC:

BONANZA CREEK ENERGY COMPANY, LLC

By:	/s/ Michael R. Starzer
Michael R. Starzer, President

Signature Page to Contribution Agreement